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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92311) of DSET Corporation of our report dated March 27, 2001 relating to the consolidated financial statements, which appears in this Form 10-K/A. We also consent to the incorporation of our report dated March 27, 2001 relating to the consolidated financial statement schedule, which appears in this Form 10-K/A.

                                          /s/ PricewaterhouseCoopers LLP

New York, New York
December 11, 2001